UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENTRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

FOR IMMEDIATE RELEASE

Two Proxy Advisory Firms, Glass Lewis & Co. and PROXY Governance, INC.,

Recommend Entrust Stockholders Vote “FOR” the Proposed Acquisition at the Special

Stockholder Vote On July 10th

DALLAS — July 7, 2009 — Entrust, Inc. [NASDAQ: ENTU] a world leader in securing digital identities and information, today announced that two proxy advisory services, Glass Lewis & Co. and PROXY Governance, INC., have each recommended to their respective clients holding Entrust common stock that these Entrust stockholders vote “FOR” the proposal to approve the merger of Entrust, Inc. with HAC Holdings, Inc., an entity controlled by a private equity fund associated with Thoma Bravo, LLC.

As previously announced, Entrust will hold a special meeting of stockholders on July 10, 2009. At this meeting, stockholders will be asked to consider and vote upon the proposal to approve the merger of Entrust with HAC Holdings, Inc., a subsidiary of Thoma Bravo, LLC. The Entrust Board of Directors has approved the merger agreement and the merger, and recommends that the Entrust stockholders vote “FOR” the proposal to approve the merger.

If the merger is approved and other conditions to the closing of the transaction are satisfied, Entrust will become a wholly owned subsidiary of Thoma Bravo, LLC, and stockholders will be entitled to receive $1.85 in cash, without interest, for each share of Entrust common stock that they own.

Subject to the satisfaction of certain conditions, including obtaining the required stockholder approval at the special meeting of stockholders on July 10, 2009, Entrust expects the transaction to close in the third calendar quarter of 2009.

About Entrust

Entrust provides trusted solutions that secure digital identities and information for enterprises and governments in 2,000 organizations spanning 60 countries. Offering trusted security for less, Entrust solutions represent the right balance between affordability, expertise and service. These include SSL, strong authentication, fraud detection, digital certificates and PKI. For information, call 888-690-2424, e-mail entrust@entrust.com or visit www.entrust.com.

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks or registered trademarks of Entrust, Inc. or Entrust Limited. All other company and product names are trademarks or registered trademarks of their respective owners.

About Thoma Bravo , LLC

Thoma Bravo is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for more than

28 years. The firm originated the concept of industry consolidation investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth. Through a series of private equity funds, Thoma Bravo currently manages approximately $2.5 billion of equity capital. In the software industry, Thoma Bravo has completed 38 acquisitions across 12 platform companies with total annual earnings in excess of $600 million. For more information on Thoma Bravo, visit www.thomabravo.com.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Entrust has filed a definitive proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of Entrust are urged to read the proxy statement, including any amendments or updates, and any other relevant documents filed with the SEC because they contain important information about Entrust and the proposed transaction. The proxy statement and any other documents filed by Entrust with the SEC may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Entrust by contacting Entrust Investor Relations at david.rockvam@entrust.com or via telephone at 972-728-0424. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.

Entrust and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Entrust’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different then those of Entrust’s stockholders generally) is included in Entrust’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of Entrust’s participants in the solicitation is included in the proxy statement relating to the proposed transaction. Each of these documents is available free of charge at the SEC’s Web site at www.sec.gov and from Entrust Investor Relations at www.entrust.com/investor.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results, benefits to Entrust’s customers and the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Entrust does not receive required shareholder approval or fails to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Entrust expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain Entrust’s shareholder approval, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider the risks which are described in Entrust’s Annual Report on Form 10-K for the year ended December 31, 2008 and in Entrust’s other SEC filings. Entrust is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

For more information:

Investor Relations:

David E. Rockvam

Vice President Corporate Business Development & IR

972-728-0424

david.rockvam@entrust.com

Media:

David J. Chamberlin

Media Relations

214-669-7299

david.chamberlin@mslworldwide.com